UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2006

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-68867292

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION

                     OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 11, 2006, at a Special Meeting of Shareholders, the shareholders elected three directors to serve as the Board of Directors of the Company.  These individuals are Ms. Yu Xiao-Jing, Ms. Judy F. Tu and Mr. Charles Hung Jr.  Certain biographical information concerning the new directors is set forth below.  Each member of the Company’s board of directors serves a term of one year or from the date of election until the end of the designated term and until the successor is elected and qualified.

Yu Xiao-Jing has been the Chief Executive Officer and President of the Company since September, 2006.  She has also been the Chief Executive Officer and President of Qianzhen Mining since 2002. She is responsible for the overall strategic planning, management and development of Qianzhen Mining. Mrs. Yu has been in the mine industry for more than 30 years. From July 2004, she was the Vice Executive President of China Fluorite Industry Association. In 2005, she studied at Peking University and obtained an Executive Masters in Business Administration.  From 1974 to 1980, she worked for Gansu Silver Construction and Installation Company as a cashier. From 1981 to 1983, she worked for the Institute of Gansu Silver Company as a financial accountant.  From 1987 to 1989, she worked as financial supervisor in Labor Service Company (a subsidiary of Gansu Silver Company).  From 1990 to 2002, she was the general manager of Dalian Zhikun Metal Materials Co., Limited.

Judy F. Tu received her Juris Doctor from Loyola Law School in May 2006 and is currently eligible to practice law in the State of California.  Ms. Tu received a Bachelor of Arts in Political Science and Mass Communication from the University of California, Berkeley in May 1999.  Ms. Tu is currently employed by American Dairy, Inc., a public company (“ADY”).  From 2003 to 2006, Ms. Tu worked as a law clerk for Leal & Trejo, LLP, a law firm in Los Angeles, California.  From 2000 to 2003, Ms. Tu served as a director for Fuki American, Inc., where she marketed and sold Kendall Motor Oil and was its sole distributor in China.  From 2001 to 2003, Ms. Tu was the Director of International Affairs for American Utilities Services, where she acted as the company representative in China and assisted in the expansion of the company’s energy division.  Ms. Tu is fluent in Mandarin.

Charles Hung, Jr. has been the Managing Director of the Asian Pacific Region for American Eastern Securities (“AES”) since 2002. Mr. Hung received his B.A. degree in Economics from the University of California Los Angeles (UCLA). He served as Founder and Chief Executive Officer of Illumis Inc., an internet-based software company from September 1999 to February 2002.  At AES, Mr. Hung is responsible for managing merger and acquisition transactions for public and private companies domestically and internationally.  Mr. Hung is a member of the Securities Industry Management Association, and currently holds the Series 7 and Series 63 licenses.

There are currently no contracts, arrangements or understandings between the new directors and the Company.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

                     CHANGE IN FISCAL YEAR.

Amended and Restated Articles of Incorporation.   On December 12, 2006, following a proposal by the Board of Directors on December 11, 2006, that the Company’s Articles of Incorporation be amended and restated, the shareholders of the Company approved and adopted, pursuant to a written consent of a majority of the shareholders, Amended and Restated Articles of Incorporation.   The Company’s Articles of Incorporation have been amended several times since it organization in 1986, and the board of directors recommended the adoption of Amended and Restated Articles of Incorporation as a means of consolidating the articles of incorporation into one document, and to be more consistent with current Nevada law.

The Amended and Restated Articles of Incorporation (the “Amended Articles”) were filed with the Nevada Secretary of State on December 13, 2006, and became effective immediately upon filing.  The Amended Articles continue to authorize a total of 50,000,000 shares of common stock, par value $.001 per share, but also now authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.001, with such rights, privileges, preferences, and other terms as determined by the board of directors.   The Amended Articles also make a number of other changes to comport with current Nevada corporation law.

The foregoing description is qualified by reference to the Company’s Amended and Restated Articles, filed as Exhibit 3.1 hereto, and incorporated herein by reference.

Amended and Restated Bylaws.  On December 11, 2006, at a Special Meeting of Shareholders, the shareholders approved amended and restated Bylaws (the “Amended Bylaws”).  The Amended Bylaws were adopted to update the Company’s previous bylaws which have not been amended since 1986, and to comport with current Nevada law.  A copy of the Bylaws as amended and restated is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

A copy of the following exhibit is included as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-B.

Exhibit No.

Title of Document

3.1

Amended and Restated Articles of Incorporation

3.2

Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

CHINA SHEN ZHOU MINING & RESOURCES, INC.

Date:  December 15, 2006

By

/s/ Yu Xiao-Jing

Yu Xiao-Jing, President